FOR IMMEDIATE RELEASE

For investor inquiries:	For press inquiries:
John Mills, ICR	Katie Brazel, Fleishman-Hillard
for Alimera Sciences	for Alimera Sciences
310-954-1105	404-739-0150
John.Mills@ICRINC.com	Katie.Brazel@fleishman.com

ALIMERA SCIENCES REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

ILUVIEN® Revenue Up Over 120% Sequentially from Fourth Quarter of 2013

Alimera Will Host a Conference Call at 4:30 PM ET Today

ATLANTA, GA, May 8, 2014 - Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the first quarter ended March 31, 2014.

“We achieved solid revenue growth from sales of ILUVIEN during this first quarter of 2014 due to increasing demand for ILUVIEN in Germany and the early implementation of NICE guidance for the reimbursement of ILUVIEN in the United Kingdom,” said Dan Myers, president and chief executive officer of Alimera Sciences. “We are continuing our plans for the geographic expansion of ILUVIEN through our pursuit of a public price in France, our ongoing application for ten additional European Union country approvals through the Mutual Recognition Procedure, a recently secured reimbursement in Portugal and our partnership with Specialised Therapeutics Australia for the distribution of ILUVIEN in Australia and New Zealand.”

In March 2014, Alimera resubmitted its new drug application (NDA) for ILUVIEN to the Federal Drug Administration (FDA). In the resubmission, Alimera responded to questions raised in the FDA’s complete response letter (CRL) received in October 2013 and included data from ILUVIEN patients and physician experience with the applicator in the United Kingdom and Germany, where ILUVIEN is currently commercially available. In April 2014, Alimera announced that the resubmission of its NDA for ILUVIEN had been acknowledged by the FDA as a complete class 2 response and that its Prescription Drug User Fee Act (PDUFA) goal date of September 26, 2014 had been established.

First Quarter 2014 Financial Results

Revenue for the first quarter of 2014 was $2.1 million compared to total revenue of $935,000 in the fourth quarter of 2013. GAAP cost of goods sold were $564,000 for the first quarter of 2014 and GAAP gross profit was $1.5 million. GAAP cost of goods sold and GAAP gross profit during the quarter were impacted by a reserve of $435,000 for potential German inventory expiration later in 2014. Excluding these items, Non-GAAP adjusted cost of goods sold was $129,000 and Non-GAAP adjusted gross margin was $2.0 million for the first quarter of 2014. Alimera initiated the commercial launch of ILUVIEN in Germany and the United Kingdom during the second quarter of 2013 and began recognizing cost of goods sold at that time.

Research and development expenses for the first quarter of 2014 increased 30% to $2.6 million compared to $2.0 million for the first quarter of 2013. The increase was primarily attributable to increases in costs associated with the submission of Alimera’s response to the CRL from the FDA in March 2014 and to costs associated with new clinical studies being performed in the European Union (EU), including costs associated with a five-year, post-authorization, open label registry study of ILUVIEN.

General and administrative expenses in the first quarter of 2014 increased 10% to $2.9 million compared to $2.7 million in the first quarter of 2013. The increase was primarily attributable to increases in personnel costs.

Sales and marketing expenses in the first quarter of 2014 decreased 4% to $3.4 million compared to $3.6 million for the first quarter of 2013. The decrease was primarily attributable to non-recurring marketing and market access costs in preparation for the commercial launch of ILUVIEN in the EU in the second quarter of 2013, offset by increases in costs associated with contracting with Quintiles Commercial as the commercial infrastructure in the EU was built out over the course of 2013.

GAAP net loss attributable to common shareholders for the first quarter of 2014 was $20.8 million, or $(0.58) per common share, compared with GAAP net loss attributable to common shareholders for the first quarter of 2013 of $14.0 million, or $(0.44) per common share. GAAP net loss attributable to common shareholders for the first quarter ended March 31, 2014 was impacted by non-cash items, including a change in the fair value of a derivative warrant liability, an inventory reserve and an unrealized foreign currency loss. Non-GAAP adjusted net loss attributable to common shareholders was $7.1 million, or $(0.20) per common share for the first quarter of 2014, compared to a non-GAAP adjusted net loss attributable to common shareholders of $8.4 million or $(0.27) per common share for the first quarter of 2013, which was impacted by a non-cash change in the fair value of a derivative warrant liability of $5.6 million. Net loss attributable to common shareholders per share and non-GAAP adjusted net loss attributable to common shareholders per share was based on 35,853,869 weighted average shares outstanding for the first quarter of 2014 and 31,545,569 weighted average shares outstanding for the first quarter of 2013.
Reconciliations of GAAP cost of goods sold to Non-GAAP adjusted costs of goods sold, GAAP adjusted gross margin to Non-GAAP adjusted gross margin, GAAP net loss attributable to common shareholders to Non-GAAP adjusted net loss attributable to common shareholders and GAAP net loss attributable to common shareholders per common share to Non-GAAP adjusted net loss attributable to common shareholders per common share is included below under the heading "Non-GAAP Financial Measures."

In January 2014, Alimera entered into a securities purchase agreement with certain investors pursuant to which it sold an aggregate of 6,250,000 shares of common stock at a purchase price of $6.00 per share. Gross proceeds from the offering were $37.5 million prior to the payment of approximately $2.4 million of related issuance costs. As of March 31, 2014, Alimera had cash and cash equivalents of $41.3 million compared to $12.6 million as of December 31, 2013. In April 2014, Alimera entered into a Loan Agreement with Hercules Technology Growth Capital (Hercules) for a term loan in the principal amount of $35 million. Hercules advanced $10 million to Alimera and will advance the remaining $25 million in the event that the FDA approves ILUVIEN on or before October 31, 2014 and certain other conditions are satisfied. The additional $25 million advance will be used to fund a $25 million milestone payment obligation that the Company will owe in the event that the FDA approves ILUVIEN. Alimera used proceeds from the initial funding of $10 million under the term loan to refinance its 2013 term loan with Silicon Valley Bank which resulted in net proceeds of $4.7 million.

Conference Call to be Held Today

Alimera will hold a conference call today at 4:30 p.m. ET to discuss these results and provide regulatory and commercial updates. The conference call will be hosted by Dan Myers, president and chief executive officer, and Rick Eiswirth, chief operating officer and chief financial officer.

To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). A live webcast will be available on the Investor Relations section of the corporate website at http://www.alimerasciences.com.

A replay of the conference call will be available beginning May 8, 2014 at 7:30 p.m. ET and ending on May 16, 2014 by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 41171987. A replay of the webcast will also be available on the corporate website.

About ILUVIEN®
ILUVIEN (190 micrograms intravitreal implant in applicator) is a sustained release intravitreal implant used to treat vision impairment associated with chronic DME considered insufficiently responsive to available therapies. Each ILUVIEN implant provides a therapeutic effect of up to 36 months by delivering sustained sub-microgram levels of fluocinolone acetonide (FAc). ILUVIEN is injected in the back of the patient's eye to a position that takes advantage of the eye's natural fluid dynamics. The applicator employs a 25-gauge needle, which allows for a self-sealing wound. In the FAME™ Study, a phase III clinical study of ILUVIEN, the most frequently reported adverse drug reactions included cataract development and increased ocular pressure. ILUVIEN has not been approved for sale in the United States.

About Alimera Sciences, Inc.
Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera's European operations are conducted from London by its wholly-owned subsidiary, Alimera Sciences Limited.
Non-GAAP Financial Measures
Alimera believes the metrics Non-GAAP adjusted cost of goods sold, Non-GAAP adjusted gross margin, Non-GAAP adjusted net loss attributable to common shareholders and Non-GAAP adjusted net loss attributable to common shareholders per common share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted cost of goods sold, Non-GAAP adjusted gross margin, Non-GAAP adjusted net loss attributable to common shareholders and Non-GAAP adjusted net loss attributable to common shareholders per common share exclude certain non-cash items. These Non-GAAP metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for cost of goods sold, gross margin, net loss attributable to common shareholders or net loss attributable to common shareholders per common share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these Non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash or infrequent adjustments which management believes are not reflective of Alimera's operating results. These Non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, Non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera's commercial plans for ILUVIEN in Germany, the UK and France and the regulatory status and potential commercialization of ILUVIEN in the U.S., Australia, New Zealand and the ten additional EU countries for which Alimera has applied for approval. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the EU, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 to be filed with the SEC. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
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CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
NET REVENUE	$2,084	$—
COST OF GOODS SOLD	(564)	—
GROSS MARGIN	1,520	—

RESEARCH AND DEVELOPMENT EXPENSES	2,626	2,023
GENERAL AND ADMINISTRATIVE EXPENSES	2,927	2,670
SALES AND MARKETING EXPENSES	3,411	3,563
OPERATING EXPENSES	8,964	8,256

INTEREST EXPENSE, NET AND OTHER	(129)	(134)
UNREALIZED FOREIGN CURRENCY LOSS, NET	(56)	—
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	(13,130)	(5,594)
NET LOSS	$(20,759)	$13,984
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Basic and diluted	$(0.58)	$(0.44)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	35,853,869	31,545,569

CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$41,326	$12,628
Accounts receivable, net	1,278	500
Prepaid expenses and other current assets	2,413	3,474
Inventory, net	1,234	1,786
Deferred financing costs	208	250
Total current assets	46,459	18,638
PROPERTY AND EQUIPMENT — at cost less accumulated depreciation	959	982
TOTAL ASSETS	$47,418	$19,620
CURRENT LIABILITIES:
Accounts payable	$1,844	$1,735
Accrued expenses	758	934
Outsourced services payable	183	603
Note payable	1,667	1,667
Capital lease obligations	10	10
Total current liabilities	4,462	4,949
NON-CURRENT LIABILITIES:
Derivative warrant liability	29,511	16,381
Note payable — less current portion	2,778	3,194
Other non-current liabilities	16	21
STOCKHOLDERS’ EQUITY (DEFICIT):
Series A convertible preferred stock	32,045	32,045
Common stock	380	316
Additional paid-in capital	276,595	240,135
Common stock warrants	219	412
Accumulated deficit	(298,104)	(277,345)
Accumulated other comprehensive loss	(484)	(488)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	10,651	(4,925)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$47,418	$19,620

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)

	Three Months Ended, March 31,
	2014	2013
	(Unaudited)

GAAP COST OF GOODS SOLD	$564	$—
Adjustments to costs of goods sold:
Reserve for potential product expiration	(435)	—
NON-GAAP ADJUSTED COST OF GOODS SOLD	$129	$—

GAAP GROSS MARGIN	$1,520	$—
Adjustments to gross margin:
Reserve for potential product expiration	435	—
NON-GAAP ADJUSTED GROSS MARGIN	$1,955	$—

GAAP NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(20,759)	$(13,984)
Adjustments to net loss:
Unrealized foreign currency loss, net	56	—
Change in fair value of derivative warrant liability	13,130	5,594
Reserve for potential product expiration	435	—
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,138)	$(8,390)

GAAP NET LOSS PER SHARE — Basic and diluted	(0.58)	(0.44)
Adjustments to net loss:
Unrealized foreign currency loss, net	0.00	—
Change in fair value of derivative warrant liability	0.37	0.17
Reserve for potential product expiration	0.01	—
NON-GAAP ADJUSTED NET LOSS PER SHARE — Basic and diluted	$(0.20)	$(0.27)

WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	35,853,869	31,545,569